Morrison, Brown, Argiz & Company






                          INDEPENDENT AUDITOR'S CONSENT
                          -----------------------------

We consent to the use in this Post-Effective Amendment to the Registration Statement of Amerindo Funds Inc. on Form N-1A of our report dated November 17, 1999, incorporated by reference in the Prospectus and Statement of Additional Information, which are part of this Registration Statement.

We also consent to the reference to Morrison, Brown, Argiz & Company under the headings "Financial Highlights Information" in the Prospectus and "Counsel and Independent Auditors" in the Statement of Additional Information.



/s/Morrison, Brown, Argiz & Company

Certified Public Accountants
Miami, Florida
February 24, 2000


709782.1

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